SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 3, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2001-16
                                     Issuer

                                ---------------

         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated August 24, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 3, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $909,834.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,418 Mortgage Loans having an aggregate Stated Principal Balance of approximately $540,321,257.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                 1,418
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.13%
         60-90 days..............................................................                 0.21%
         91 days or more (excluding pending foreclosures)........................                 0.07%
                                                                                                  -----
         Total Delinquencies.....................................................                 1.41%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.28%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 1.69%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         One (1) Mortgage Loan has been converted and is, as of the Reference Date, a REO Loan.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                        At              At
                                                              At February 28(29),                   December 31,      June 30,
                                       ----------------------------------------------------------   ------------      --------
                                           1998            1999             2000         2001           2001            2002
                                          ------          ------           ------       ------         ------          ------
Delinquent Mortgage Loans and
   Pending Foreclosures at
      Period End
     30-59 days........................       1.08%           1.03%           1.36%          1.61%          1.89%          1.85%
     60-89 days........................       0.16            0.18            0.22           0.28           0.39           0.40
     90 days or more (excluding
        pending foreclosures)..........       0.16            0.12            0.16           0.14           0.23           0.28
                                       -----------      ----------     -----------    -----------    -----------    -----------
         Total of delinquencies........       1.40%           1.32%           1.75%          2.03%          2.51%          2.53%
                                       ===========      ==========     ===========    ===========    ===========    ===========
Foreclosures pending...................       0.17%           0.14%           0.16%          0.27%          0.31%          0.28%
                                       ===========      ==========     ===========    ===========    ===========    ===========

Total delinquencies and
    foreclosures pending...............       1.57%           1.46%           1.91%          2.30%          2.82%          2.81%
                                       ===========     ===========     ===========    ===========    ===========    ===========

Net Gains/(Losses) on
    liquidated loans(1)................$(2,662,000)    $(2,882,524)    $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2).............     (0.024)%        (0.018)%        (0.017)%       (0.014)%       (0.022)%       (0.010)%
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1)..............     (0.027)%        (0.021)%        (0.017)%       (0.015)%       (0.023)%       (0.011)%

--------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $909,834, evidencing a beneficial ownership interest of approximately 0.17% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $516,855,128 and evidenced in the aggregate a beneficial ownership interest of approximately 95.66% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $23,466,129, and evidenced in the aggregate a beneficial ownership interest of approximately 4.34% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $909,834 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 90.0%.

                                                    Sensitivity of the Principal Only Certificates to Prepayments
                                                                   (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                       ----------------------------------------------------
        Class                                            0%        150%        300%        450%        600%
        -----                                           ----       ----        ----        ----        ----
        Class PO..................................      1.1%       1.9%        2.7%        3.7%        4.8%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                      Class PO
                                      Percentage of the Prepayment Assumption
                                    -------------------------------------------
          Distribution Date          0%      150%      300%      450%      600%
          -----------------         ---      ----      ----      ----      ----

Initial Percent.................... 100      100       100       100       100
October 30, 2002                     77       77        76        76        76
October 25, 2003                     73       69        64        59        54
October 25, 2004                     70       59        50        41        33
October 25, 2005                     66       51        38        28        20
October 25, 2006                     62       43        30        19        12
October 25, 2007                     57       37        23        13         7
October 25, 2008                     53       31        17         9         4
October 25, 2009                     48       25        13         6         2
October 25, 2010                     42       21         9         4         1
October 25, 2011                     37       16         7         2         1
October 25, 2012                     31       12         5         1         0
October 25, 2013                     25        9         3         1         0
October 25, 2014                     18        6         2         0         0
October 25, 2015                     12        4         1         0         0
October 25, 2016                      7        2         0         0         0
October 25, 2017                      7        2         0         0         0
October 25, 2018                      6        1         0         0         0
October 25, 2019                      6        1         0         0         0
October 25, 2020                      6        1         0         0         0
October 25, 2021                      5        1         0         0         0
October 25, 2022                      5        1         0         0         0
October 25, 2023                      4        1         0         0         0
October 25, 2024                      4        0         0         0         0
October 25, 2025                      3        0         0         0         0
October 25, 2026                      3        0         0         0         0
October 25, 2027                      2        0         0         0         0
October 25, 2028                      2        0         0         0         0
October 25, 2029                      1        0         0         0         0
October 25, 2030                      1        0         0         0         0
October 25, 2031                      0        0         0         0         0
Weighted Average Life (years) **...9.05     5.67      3.95      2.94      2.30

--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $11,788,524 and $200,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-16
                                     Group 1

                                  Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current                   Number of            Aggregate Principal              Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
              6.875                        11                    4,156,964.35                        1.17
              7.000                        57                   23,547,026.35                        6.64
              7.125                        95                   41,228,605.89                       11.63
              7.250                       169                   69,187,159.04                       19.51
              7.375                       172                   67,062,968.80                       18.91
              7.500                       152                   57,196,196.62                       16.13
              7.625                        82                   31,191,458.19                        8.80
              7.750                        71                   28,482,759.92                        8.03
              7.875                        32                   12,590,438.89                        3.55
              8.000                        21                    7,957,975.03                        2.24
              8.125                         5                    2,008,589.71                        0.57
              8.250                         5                    1,938,172.53                        0.55
              8.375                         9                    3,133,534.77                        0.88
              8.500                         6                    2,248,043.91                        0.63
              8.625                         3                      989,019.66                        0.28
              8.750                         3                    1,466,533.97                        0.41
              9.500                         1                      261,742.81                        0.07
------------------------------------------------------------------------------------------------------------------
Total                                     894                  354,647,190.44                      100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.446% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.431% per annum.

                                          Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage               Number of            Aggregate Principal              Percent of Mortgage
          Loan Balance ($)             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
    50,000.01 to   100,000.00                    1                        92,313.45                  0.03
   100,000.01 to   150,000.00                    2                       255,221.41                  0.07
   150,000.01 to   200,000.00                    3                       479,941.64                  0.14
   200,000.01 to   250,000.00                    3                       729,748.56                  0.21
   250,000.01 to   300,000.00                   85                    24,725,232.85                  6.97
   300,000.01 to   350,000.00                  299                    97,142,141.63                 27.39
   350,000.01 to   400,000.00                  214                    80,694,866.93                 22.75
   400,000.01 to   450,000.00                   93                    39,495,163.52                 11.14
   450,000.01 to   500,000.00                   64                    30,492,679.08                  8.60
   500,000.01 to   550,000.00                   42                    22,179,276.35                  6.25
   550,000.01 to   600,000.00                   37                    21,216,644.25                  5.98
   600,000.01 to   650,000.00                   26                    16,420,328.70                  4.63
   650,000.01 to   700,000.00                    4                     2,745,725.15                  0.77
   700,000.01 to   750,000.00                    6                     4,314,374.84                  1.22
   750,000.01 to 1,000,000.00                   14                    12,401,967.11                  3.50
 1,000,000.01 to 1,500,000.00                    1                     1,261,564.97                  0.36
------------------------------------------------------------------------------------------------------------------
Total                                          894                   354,647,190.44                100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $396,697.

                                  Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------
      Original Loan-to-Value            Number of            Aggregate Principal              Percent of Mortgage
             Ratios (%)               Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  35                     15,277,915.94                   4.31
50.01 to 55.00                                 24                     11,264,689.38                   3.18
55.01 to 60.00                                 34                     14,327,314.58                   4.04
60.01 to 65.00                                 40                     17,055,434.59                   4.81
65.01 to 70.00                                 95                     41,339,967.42                  11.66
70.01 to 75.00                                155                     62,148,240.28                  17.52
75.01 to 80.00                                409                    158,078,546.55                  44.57
80.01 to 85.00                                  6                      1,867,927.71                   0.53
85.01 to 90.00                                 56                     20,094,657.01                   5.67
90.01 to 95.00                                 40                     13,192,496.98                   3.72
------------------------------------------------------------------------------------------------------------------
Total                                         894                    354,647,190.44                 100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.09%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                 State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------
     State Distribution of          Number of            Aggregate Principal              Percent of Mortgage
     Mortgaged Properties         Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
California                               444                    178,776,083.33                   50.41
Colorado                                  39                     14,551,050.87                    4.10
Florida                                   33                     13,067,608.74                    3.68
Illinois                                  20                      7,985,934.62                    2.25
Maryland                                  20                      7,842,608.11                    2.21
Nevada                                    24                      9,020,551.13                    2.54
New Jersey                                37                     13,677,162.60                    3.86
New York                                  27                     10,631,824.90                    3.00
Texas                                     33                     13,833,067.42                    3.90
Washington                                33                     13,011,612.28                    3.67
Other (less than 2%)                     184                     72,249,686.44                   20.37
------------------------------------------------------------------------------------------------------------------
Total                                    894                    354,647,190.44                  100.00
==================================================================================================================

(1) "Other" includes 28 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.64% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                     Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
        Type of Program            Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Full                                      376                    153,967,353.96                   43.41
Alternative                               288                    114,669,536.34                   32.33
Reduced                                   184                     69,783,874.72                   19.68
CLUES                                      26                      9,528,766.06                    2.69
Streamlined                                20                      6,697,659.36                    1.89
------------------------------------------------------------------------------------------------------------------
Total                                     894                    354,647,190.44                  100.00
==================================================================================================================


                                               Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
         Property Type             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                    651                  259,224,493.51                   73.09
Planned Unit Development                   204                   80,517,716.27                   22.70
Low-rise Condominium                        34                   12,930,114.27                    3.65
High-rise Condominium                        3                    1,349,937.16                    0.38
2-4 Family Residence                         2                      624,929.23                    0.18
------------------------------------------------------------------------------------------------------------------
Total                                      894                  354,647,190.44                  100.00
==================================================================================================================

                                            Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
          Loan Purpose             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                   421                  165,690,076.56                    46.72
Refinance (rate/term)                      266                  105,027,262.27                    29.61
Refinance (cash-out)                       207                   83,929,851.61                    23.67
------------------------------------------------------------------------------------------------------------------
Total                                      894                  354,647,190.44                   100.00
==================================================================================================================


                                        Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
                                    Number of            Aggregate Principal              Percent of Mortgage
        Occupancy Type            Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            850                     337,543,103.89                  95.18
Secondary Residence                        34                      13,806,075.39                   3.89
Investment                                 10                       3,298,011.16                   0.93
------------------------------------------------------------------------------------------------------------------
Total                                     894                     354,647,190.44                 100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                               Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity        Number of            Aggregate Principal              Percent of Mortgage
           (months)               Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
             227                           1                        392,071.29                  0.11
             228                           2                        763,352.92                  0.22
             229                           5                      1,926,842.74                  0.54
             269                           1                        261,742.81                  0.07
             288                           1                        430,600.67                  0.12
             289                           2                        645,017.68                  0.18
             343                           1                        330,930.93                  0.09
             344                           1                        343,023.56                  0.10
             345                           4                      1,779,313.58                  0.50
             346                           9                      3,034,357.52                  0.86
             347                          85                     32,784,124.50                  9.24
             348                         427                    170,965,062.29                 48.21
             349                         328                    129,078,336.47                 36.40
             350                          27                     11,912,413.48                  3.36
------------------------------------------------------------------------------------------------------------------
Total                                    894                    354,647,190.44                100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 347 months.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-16
                                     Group 2

                                 Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current                 Number of            Aggregate Principal              Percent of Mortgage
       Mortgage Rate (%)          Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
             6.000                         1                    346,445.43                        0.19
             6.125                         2                    650,298.55                        0.35
             6.375                         5                  1,151,876.35                        0.64
             6.500                        26                  9,600,988.68                        5.32
             6.625                        24                  9,628,807.75                        5.14
             6.750                        78                 30,996,848.86                       16.57
             6.875                       112                 41,486,784.55                       22.37
             7.000                        81                 31,998,367.66                       17.28
             7.125                        55                 20,702,452.13                       11.07
             7.250                        40                 15,320,577.76                        8.36
             7.375                        15                  5,104,077.06                        2.76
             7.500                        15                  5,838,795.78                        3.12
             7.625                        11                  2,580,545.62                        1.37
             7.750                         9                  2,224,267.57                        1.18
             7.875                        11                  1,666,827.98                        0.88
             8.000                         7                  1,720,654.04                        0.91
             8.125                         3                    307,940.05                        0.17
             8.250                         9                  2,394,739.94                        1.27
             8.375                         6                    693,723.74                        0.37
             8.500                         9                    672,892.66                        0.36
             8.625                         2                     59,745.87                        0.03
             8.875                         1                    171,672.19                        0.09
             9.000                         1                    305,659.30                        0.16
             9.875                         1                     49,077.27                        0.03
------------------------------------------------------------------------------------------------------------------
Total                                    524                185,674,066.79                      100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 3.505% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 3.503% per annum.

                                        Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage               Number of            Aggregate Principal              Percent of Mortgage
          Loan Balance ($)             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
         0.01 to    50,000.00                  14                      456,383.28                     0.25
    50,000.01 to   100,000.00                  24                    2,012,032.03                     1.08
   100,000.01 to   150,000.00                  31                    3,778,009.43                     2.03
   150,000.01 to   200,000.00                   4                      695,446.53                     0.37
   200,000.01 to   250,000.00                   5                    1,187,504.60                     0.64
   250,000.01 to   300,000.00                  60                   17,055,088.46                     9.19
   300,000.01 to   350,000.00                 133                   43,013,161.78                    23.17
   350,000.01 to   400,000.00                 101                   37,659,011.42                    20.28
   400,000.01 to   450,000.00                  46                   19,454,792.29                    10.48
   450,000.01 to   500,000.00                  32                   15,257,256.26                     8.22
   500,000.01 to   550,000.00                  25                   13,262,714.68                     7.14
   550,000.01 to   600,000.00                  18                   10,364,493.35                     5.58
   600,000.01 to   650,000.00                  20                   12,330,199.08                     6.64
   650,000.01 to   700,000.00                   3                    2,021,027.69                     1.09
   700,000.01 to   750,000.00                   4                    2,907,483.36                     1.57
   750,000.01 to 1,000,000.00                   2                    1,722,530.09                     0.93
 1,000,000.01 to 1,500,000.00                   2                    2,496,932.46                     1.34
------------------------------------------------------------------------------------------------------------------
Total                                         524                  185,674,066.79                   100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $708,680.

                                  Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value                   Number of            Aggregate Principal              Percent of Mortgage
      Ratios (%)                        Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  67                    27,619,289.99                   14.88
50.01 to  55.00                                25                     9,247,656.66                    4.98
55.01 to  60.00                                41                    15,863,124.46                    8.54
60.01 to  65.00                                41                    17,100,383.07                    9.21
65.01 to  70.00                                60                    22,377,916.28                   12.05
70.01 to  75.00                                85                    32,590,717.55                   17.55
75.01 to  80.00                               143                    50,163,483.82                   27.02
80.01 to  85.00                                 3                       662,369.45                    0.36
85.01 to  90.00                                23                     5,200,559.80                    2.80
90.01 to  95.00                                35                     4,818,992.77                    2.60
95.01 to 100.00                                 1                        29,572.94                    0.02
------------------------------------------------------------------------------------------------------------------
Total                                         524                   185,674,066.79                  100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 83.65%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                  State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------
     State Distribution of          Number of            Aggregate Principal              Percent of Mortgage
     Mortgaged Properties         Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
California                                159                     61,687,012.44                   33.22
Florida                                    29                      9,132,680.07                    4.92
New Jersey                                 27                     10,041,733.33                    5.41
Texas                                      38                     12,126,847.90                    6.53
Virginia                                   23                      7,519,640.66                    4.05
Other (less than 2%)                      248                     85,166,152.39                   45.87
------------------------------------------------------------------------------------------------------------------
Total                                     524                    185,674,066.79                  100.00
==================================================================================================================

(1) "Other" includes 36 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 0.90% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                     Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
        Type of Program            Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Reduced                                   191                    63,972,300.06                    34.67
Full                                      136                    58,572,837.02                    31.36
Alternative                               119                    44,470,324.68                    23.88
No Income/No Asset                         43                     6,587,459.37                     3.50
CLUES                                      31                    10,659,953.98                     5.83
Streamlined                                 4                     1,411,191.68                     0.76
------------------------------------------------------------------------------------------------------------------
Total                                     524                   185,674,066.79                   100.00
==================================================================================================================


                                                Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
         Property Type             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                   399                    140,322,818.30                   75.25
Planned Unit Development                  110                     41,300,964.32                   22.60
Low-rise Condominium                        7                      2,145,259.92                    1.14
2-4 Family Residence                        7                      1,844,961.74                    0.98
Manufactured Housing (1)                    1                         60,062.51                    0.03
------------------------------------------------------------------------------------------------------------------
Total                                     524                    185,674,066.79                  100.00
==================================================================================================================
(1) Treated as real property.

                                              Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of            Aggregate Principal              Percent of Mortgage
          Loan Purpose             Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                     238                      88,773,346.99                  47.92
Purchase                                  151                      48,047,935.75                  26.07
Refinance (cash-out)                      135                      48,852,784.05                  26.02
------------------------------------------------------------------------------------------------------------------
Total                                     524                     185,674,066.79                 100.00
==================================================================================================================

                                      Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
                                    Number of            Aggregate Principal              Percent of Mortgage
        Occupancy Type            Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            493                     174,120,708.98                 93.83
Secondary Residence                        25                       9,781,404.33                  5.23
Investment                                  6                       1,771,953.48                  0.94
------------------------------------------------------------------------------------------------------------------
Total                                     524                     185,674,066.79                100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                               Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity        Number of            Aggregate Principal              Percent of Mortgage
           (months)               Mortgage Loans       Balance Outstanding ($)                  Pool (%)
------------------------------------------------------------------------------------------------------------------
             105                           1                         12,303.90                    0.01
             106                           1                        171,672.19                    0.09
             107                           4                      1,138,656.03                    0.67
             160                           1                         93,378.05                    0.05
             162                           7                      1,110,757.69                    0.59
             163                          11                      1,887,669.16                    1.02
             164                           5                        463,734.09                    0.25
             165                           8                      3,352,256.49                    1.78
             166                          56                     19,838,143.51                   10.60
             167                         141                     47,141,859.85                   25.67
             168                         139                     52,145,387.96                   28.00
             169                         125                     49,092,665.41                   26.37
             170                          25                      9,225,582.46                    4.89
------------------------------------------------------------------------------------------------------------------
Total                                    524                    185,674,066.79                  100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 84 months.

                                    EXHIBIT 2

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                          Class           Certificate        Beginning             Pass Through         Principal
Class               Cusip              Description         Rate Type          Balance                 Rate (%)         Distribution
-----------------------------------------------------------------------------------------------------------------------------------
A1                12669B6B3               Senior           Fix-30/360      120,000,000.00             6.050000         1,041,321.81
A2                12669B6C1               Senior           Fix-30/360       23,500,000.00             6.650000                   --
A3                12669B6D9               Senior           Fix-30/360       23,604,000.00             6.750000                   --
A4                12669B6E7             Strip IO           Fix-30/360       12,792,592.59             6.750000                   --
A5                12669B6F4               Senior           Fix-30/360                  --             6.750000                   --
A6                12669B6G2               Senior           Fix-30/360                  --             6.750000                   --
A7                12669B6H0               Senior           Fix-30/360                  --             6.750000                   --
A8                12669B6J6               Senior           Var-30/360       37,501,132.34             2.918750        13,020,545.38
A9                12669B6K3               Senior           Var-30/360        6,944,654.63            27.438750         2,411,212.28
A10               12669B6L1               Senior           Fix-30/360       79,545,847.67             6.750000        10,549,162.44
A11               12669B6M9               Senior           Fix-30/360       12,079,350.93             6.500000         1,601,931.95
A12               12669B6N7             Strip IO           Fix-30/360       12,079,350.93             0.250000                   --
A13               12669B6P2               Senior           Fix-30/360       29,972,000.00             6.750000                   --
A14               12669B6Q0               Senior           Fix-30/360       12,449,000.00             6.750000                   --
A15               12669B6R8               Senior           Fix-30/360       22,000,000.00             6.750000                   --
2A1               12669B6S6               Senior           Fix-30/360      197,352,291.57             6.500000        20,378,809.99
PO                                                                             971,885.75             0.000000            62,050.87
PO-1              12669B6U1             Strip PO           Fix-30/360          117,359.07             0.000000             3,439.58
PO-2              12669B6U1             Strip PO           Fix-30/360          854,526.68             0.000000            58,611.29
AR                12669B6T4               Senior           Fix-30/360                  --             6.750000                   --
-----------------------------------------------------------------------------------------------------------------------------------
M                 12669B6V9               Junior           Fix-30/360       12,536,315.00             6.665639            21,296.32
B1                12669B6W7               Junior           Fix-30/360        4,309,358.28             6.665639             7,320.61
B2                12669B6X5               Junior           Fix-30/360        2,350,559.06             6.665639             3,993.06
B3                12669B6Y3               Junior           Fix-30/360        1,958,799.22             6.665639             3,327.55
B4                12669B6Z0               Junior           Fix-30/360        1,175,279.53             6.665639             1,996.53
B5                12669B7A4               Junior           Fix-30/360        1,175,750.09             6.665639             1,997.33
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                     589,426,224.07                             49,104,966.12
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                      Interest              Total              Current                                Cumulative
Class                               Distribution         Distribution      Realized Losses      Ending Balance      Realized Losses
-----------------------------------------------------------------------------------------------------------------------------------
A1                                    605,000.00         1,646,321.81                  --       118,958,678.19                   --
A2                                    130,229.17           130,229.17                  --        23,500,000.00                   --
A3                                    132,772.50           132,772.50                  --        23,604,000.00                   --
A4                                     71,958.33            71,958.33                  --        12,684,603.66                   --
A5                                            --                   --                  --                   --                   --
A6                                            --                   --                  --                   --                   --
A7                                            --                   --                  --                   --                   --
A8                                     91,213.69        13,111,759.07                  --        24,480,586.96                   --
A9                                    158,793.87         2,570,006.15                  --         4,533,442.35                   --
A10                                   447,445.39        10,996,607.83                  --        68,996,685.23                   --
A11                                    65,429.82         1,667,361.77                  --        10,477,418.97                   --
A12                                     2,516.53             2,516.53                  --        10,477,418.97                   --
A13                                   168,592.50           168,592.50                  --        29,972,000.00                   --
A14                                    70,025.63            70,025.63                  --        12,449,000.00                   --
A15                                   123,750.00           123,750.00                  --        22,000,000.00                   --
2A1                                 1,068,991.58        21,447,801.57                  --       176,973,481.58                   --
PO                                            --            62,050.87                  --           909,834.88                   --
PO-1                                          --             3,439.58                  --           113,919.49                   --
PO-2                                          --            58,611.29                  --           795,915.39                   --
AR                                            --                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
M                                      69,635.46            90,931.78                  --        12,515,018.68                   --
B1                                     23,937.19            31,257.80                  --         4,302,037.67                   --
B2                                     13,056.65            17,049.71                  --         2,346,566.00                   --
B3                                     10,880.54            14,208.09                  --         1,955,471.67                   --
B4                                      6,528.32             8,524.85                  --         1,173,283.00                   --
B5                                      6,530.94             8,528.27                  --         1,173,752.76                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                              3,267,288.11        52,372,254.23                  --       540,321,257.94                   --
-----------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                  Original              Beginning          Scheduled Principal
Class                          Cusip        Certificate Balance    Certificate Balance         Distribution      Accretion Principal
-----------------------------------------------------------------------------------------------------------------------------------
A1                            12669B6B3         120,000,000.00         120,000,000.00           1,041,321.81                     --
A2                            12669B6C1          23,500,000.00          23,500,000.00                     --                     --
A3                            12669B6D9          23,604,000.00          23,604,000.00                     --                     --
A4                            12669B6E7          12,792,592.00          12,792,592.59                     --                     --
A5                            12669B6F4          14,750,000.00                     --                     --                     --
A6                            12669B6G2          52,874,000.00                     --                     --                     --
A7                            12669B6H0           5,250,000.00                     --                     --                     --
A8                            12669B6J6          44,737,312.00          37,501,132.34          13,020,545.38                     --
A9                            12669B6K3           8,284,688.00           6,944,654.63           2,411,212.28                     --
A10                           12669B6L1         131,705,500.00          79,545,847.67          10,549,162.44                     --
A11                           12669B6M9          20,000,000.00          12,079,350.93           1,601,931.95                     --
A12                           12669B6N7          20,000,000.00          12,079,350.93                     --                     --
A13                           12669B6P2          29,972,000.00          29,972,000.00                     --                     --
A14                           12669B6Q0          12,449,000.00          12,449,000.00                     --                     --
A15                           12669B6R8          22,000,000.00          22,000,000.00                     --                     --
2A1                           12669B6S6         265,694,000.00         197,352,291.57          20,378,809.99                     --
PO                                                1,178,920.27             971,885.75              62,050.87                     --
PO-1                          12669B6U1             123,260.77             117,359.07               3,439.58                     --
PO-2                          12669B6U1           1,055,659.50             854,526.68              58,611.29                     --
AR                            12669B6T4                 100.00                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669B6V9          12,800,000.00          12,536,315.00              21,296.32                     --
B1                            12669B6W7           4,400,000.00           4,309,358.28               7,320.61                     --
B2                            12669B6X5           2,400,000.00           2,350,559.06               3,993.06                     --
B3                            12669B6Y3           2,000,000.00           1,958,799.22               3,327.55                     --
B4                            12669B6Z0           1,200,000.00           1,175,279.53               1,996.53                     --
B5                            12669B7A4           1,200,479.73           1,175,750.09               1,997.33                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          800,000,000.00         589,426,224.07          49,104,966.12                     --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                            Unscheduled                                  Current                Ending                  Ending
                             Principal           Net Principal           Realized             Certificate            Certificate
Class                       Adjustments           Distribution            Losses                Balance                 Factor
-----------------------------------------------------------------------------------------------------------------------------------
A1                                   --           1,041,321.81                     --         118,958,678.19          0.99132231825
A2                                   --                     --                     --          23,500,000.00          1.00000000000
A3                                   --                     --                     --          23,604,000.00          1.00000000000
A4                                   --                     --                     --          12,684,603.66          0.99155852576
A5                                   --                     --                     --                     --          0.00000000000
A6                                   --                     --                     --                     --          0.00000000000
A7                                   --                     --                     --                     --          0.00000000000
A8                                   --          13,020,545.38                     --          24,480,586.96          0.54720737275
A9                                   --           2,411,212.28                     --           4,533,442.35          0.54720737275
A10                                  --          10,549,162.44                     --          68,996,685.23          0.52387094870
A11                                  --           1,601,931.95                     --          10,477,418.97          0.52387094870
A12                                  --                     --                     --          10,477,418.97          0.52387094870
A13                                  --                     --                     --          29,972,000.00          1.00000000000
A14                                  --                     --                     --          12,449,000.00          1.00000000000
A15                                  --                     --                     --          22,000,000.00          1.00000000000
2A1                                  --          20,378,809.99                     --         176,973,481.58          0.66608008301
PO                                   --              62,050.87                     --             909,834.88          0.77175268180
PO-1                                 --               3,439.58                     --             113,919.49          0.92421528092
PO-2                                 --              58,611.29                     --             795,915.39          0.75395086055
AR                                   --                     --                     --                     --          0.00000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                    --              21,296.32                     --          12,515,018.68          0.97773583411
B1                                   --               7,320.61                     --           4,302,037.67          0.97773583411
B2                                   --               3,993.06                     --           2,346,566.00          0.97773583411
B3                                   --               3,327.55                     --           1,955,471.67          0.97773583411
B4                                   --               1,996.53                     --           1,173,283.00          0.97773583411
B5                                   --               1,997.33                     --           1,173,752.76          0.97773642565
-----------------------------------------------------------------------------------------------------------------------------------
Totals                               --          49,104,966.12                     --         540,321,257.94
-----------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16


                          Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                Beginning                Pass              Accrued             Cumulative                                  Total
               Certificate              Through            Optimal               Unpaid              Deferred             Interest
Class            Balance                Rate (%)           Interest             Interest             Interest               Due
-----------------------------------------------------------------------------------------------------------------------------------
A1           120,000,000.00             6.050000           605,000.00                  --                   --           605,000.00
A2            23,500,000.00             6.650000           130,229.17                  --                   --           130,229.17
A3            23,604,000.00             6.750000           132,772.50                  --                   --           132,772.50
A4            12,792,592.59             6.750000            71,958.33                  --                   --            71,958.33
A5                       --             6.750000                   --                  --                   --                   --
A6                       --             6.750000                   --                  --                   --                   --
A7                       --             6.750000                   --                  --                   --                   --
A8            37,501,132.34             2.918750            91,213.69                  --                   --            91,213.69
A9             6,944,654.63            27.438750           158,793.87                  --                   --           158,793.87
A10           79,545,847.67             6.750000           447,445.39                  --                   --           447,445.39
A11           12,079,350.93             6.500000            65,429.82                  --                   --            65,429.82
A12           12,079,350.93             0.250000             2,516.53                  --                   --             2,516.53
A13           29,972,000.00             6.750000           168,592.50                  --                   --           168,592.50
A14           12,449,000.00             6.750000            70,025.63                  --                   --            70,025.63
A15           22,000,000.00             6.750000           123,750.00                  --                   --           123,750.00
2A1          197,352,291.57             6.500000         1,068,991.58                  --                   --         1,068,991.58
PO               971,885.75             0.000000                   --                  --                   --                   --
PO-1             117,359.07             0.000000                   --                  --                   --                   --
PO-2             854,526.68             0.000000                   --                  --                   --                   --
AR                       --             6.750000                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
M             12,536,315.00             6.665639            69,635.46                  --                   --            69,635.46
B1             4,309,358.28             6.665639            23,937.19                  --                   --            23,937.19
B2             2,350,559.06             6.665639            13,056.65                  --                   --            13,056.65
B3             1,958,799.22             6.665639            10,880.54                  --                   --            10,880.54
B4             1,175,279.53             6.665639             6,528.32                  --                   --             6,528.32
B5             1,175,750.09             6.665639             6,530.94                  --                   --             6,530.94
-----------------------------------------------------------------------------------------------------------------------------------
Totals       589,426,224.07                              3,267,288.11                   --                   --        3,267,288.11
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                       Net               Unscheduled
                    Prepayment             Interest            Interest
Class             Int Shortfall           Adjustment             Paid
-------------------------------------------------------------------------
A1                           --                   --           605,000.00
A2                           --                   --           130,229.17
A3                           --                   --           132,772.50
A4                           --                   --            71,958.33
A5                           --                   --                   --
A6                           --                   --                   --
A7                           --                   --                   --
A8                           --                   --            91,213.69
A9                           --                   --           158,793.87
A10                          --                   --           447,445.39
A11                          --                   --            65,429.82
A12                          --                   --             2,516.53
A13                          --                   --           168,592.50
A14                          --                   --            70,025.63
A15                          --                   --           123,750.00
2A1                          --                   --         1,068,991.58
PO                           --                   --                   --
PO-1                         --                   --                   --
PO-2                         --                   --                   --
AR                           --                   --                   --
-------------------------------------------------------------------------
M                            --                   --            69,635.46
B1                           --                   --            23,937.19
B2                           --                   --            13,056.65
B3                           --                   --            10,880.54
B4                           --                   --             6,528.32
B5                           --                   --             6,530.94
-------------------------------------------------------------------------
Totals                       --                   --         3,267,288.11
-------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16


                          Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Original           Beginning Cert.
                                                  Certificate             Notional             Principal               Interest
Class                           Cusip              Balance                Balance             Distribution           Distribution
-----------------------------------------------------------------------------------------------------------------------------------
A1                            12669B6B3         120,000,000.00         1000.000000000            8.677681750            5.041666667
A2                            12669B6C1          23,500,000.00         1000.000000000            0.000000000            5.541666667
A3                            12669B6D9          23,604,000.00         1000.000000000            0.000000000            5.625000000
A4                            12669B6E7          12,792,592.00         1000.000046323            0.000000000            5.625000261
A5                            12669B6F4          14,750,000.00            0.000000000            0.000000000            0.000000000
A6                            12669B6G2          52,874,000.00            0.000000000            0.000000000            0.000000000
A7                            12669B6H0           5,250,000.00            0.000000000            0.000000000            0.000000000
A8                            12669B6J6          44,737,312.00          838.251800691          291.044427944            2.038872869
A9                            12669B6K3           8,284,688.00          838.251800691          291.044427944           19.167151330
A10                           12669B6L1         131,705,500.00          603.967546334           80.096597636            3.397317448
A11                           12669B6M9          20,000,000.00          603.967546334           80.096597636            3.271490876
A12                           12669B6N7          20,000,000.00          603.967546334            0.000000000            0.125826572
A13                           12669B6P2          29,972,000.00         1000.000000000            0.000000000            5.625000000
A14                           12669B6Q0          12,449,000.00         1000.000000000            0.000000000            5.625000000
A15                           12669B6R8          22,000,000.00         1000.000000000            0.000000000            5.625000000
2A1                           12669B6S6         265,694,000.00          742.780384835           76.700301821            4.023393751
PO                                                1,178,920.27          824.386325973           52.633644173            0.000000000
PO-1                          12669B6U1             123,260.77          952.120194505           27.904913585            0.000000000
PO-2                          12669B6U1           1,055,659.50          809.471883172           55.521022623            0.000000000
AR                            12669B6T4                 100.00            0.000000000            0.000000000            0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669B6V9          12,800,000.00          979.399609161            1.663775055            5.440270179
B1                            12669B6W7           4,400,000.00          979.399609161            1.663775055            5.440270179
B2                            12669B6X5           2,400,000.00          979.399609161            1.663775055            5.440270179
B3                            12669B6Y3           2,000,000.00          979.399609161            1.663775055            5.440270179
B4                            12669B6Z0           1,200,000.00          979.399609161            1.663775055            5.440270179
B5                            12669B7A4           1,200,479.73          979.400201714            1.663776061            5.440273470
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          800,000,000.00          736.782780087           61.381207650            4.084110137
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                  Ending Cert.
                    Notional              Pass Through
Class                Balance                Rate (%)
-------------------------------------------------------
A1                 991.322318250               6.050000
A2                1000.000000000               6.650000
A3                1000.000000000               6.750000
A4                 991.558525758               6.750000
A5                   0.000000000               6.750000
A6                   0.000000000               6.750000
A7                   0.000000000               6.750000
A8                 547.207372748               2.918750
A9                 547.207372748              27.438750
A10                523.870948699               6.750000
A11                523.870948699               6.500000
A12                523.870948699               0.250000
A13               1000.000000000               6.750000
A14               1000.000000000               6.750000
A15               1000.000000000               6.750000
2A1                666.080083014               6.500000
PO                 771.752681799               0.000000
PO-1               924.215280921               0.000000
PO-2               753.950860549               0.000000
AR                   0.000000000               6.750000
-------------------------------------------------------
M                  977.735834106               6.665639
B1                 977.735834106               6.665639
B2                 977.735834106               6.665639
B3                 977.735834106               6.665639
B4                 977.735834106               6.665639
B5                 977.736425653               6.665639
-------------------------------------------------------
Totals             675.401572425
-------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

Pool Level Data

Distribution Date                                                                                                           9/25/02
Cut-off Date                                                                                                                8/01/01
Determination Date                                                                                                         09/01/02
Accrual Period 30/360                   Begin                                                                              08/01/02
                                        End                                                                                09/01/02
Number of Days in 30/360 Accrual Period                                                                                          30

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Collateral Information
-----------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 525,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    383,287,443.52
Ending Aggregate Pool Stated Principal Balance                                                                       354,647,190.44

Beginning Aggregate Certificate Stated Principal Balance                                                             589,426,224.08
Ending Aggregate Certificate Stated Principal Balance                                                                540,321,257.95

Beginning Aggregate Loan Count                                                                                                  968
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                                                                        74
Ending Aggregate Loan Count                                                                                                     894

Beginning Weighted Average Loan Rate (WAC)                                                                                7.447983%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.446258%

Beginning Net Weighted Average Loan Rate                                                                                  6.747933%
Ending Net Weighted Average Loan Rate                                                                                     6.747832%

Weighted Average Maturity (WAM) (Months)                                                                                        347

Servicer Advances                                                                                                         42,792.98

Aggregate Pool Prepayment                                                                                             28,329,163.18
Pool Prepayment Rate                                                                                                    60.2356 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                 275,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    206,138,779.84
Ending Aggregate Pool Stated Principal Balance                                                                       185,674,066.79

Beginning Aggregate Certificate Stated Principal Balance                                                             589,426,224.08
Ending Aggregate Certificate Stated Principal Balance                                                                540,321,257.95

Beginning Aggregate Loan Count                                                                                                  566

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                                                                        42
Ending Aggregate Loan Count                                                                                                     524

Beginning Weighted Average Loan Rate (WAC)                                                                                7.006831%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.011184%

Beginning Net Weighted Average Loan Rate                                                                                  6.473055%
Ending Net Weighted Average Loan Rate                                                                                     6.472137%

Weighted Average Maturity (WAM) (Months)                                                                                        347

Servicer Advances                                                                                                         20,545.42

Aggregate Pool Prepayment                                                                                             19,755,223.23
Pool Prepayment Rate                                                                                                    70.2788 CPR

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Certificate Information
-----------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                    95.9354606329%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                4.0645393671%
Subordinate Prepayment Percentage                                                                                     0.0000000000%


Group 2
-------
Senior Percentage                                                                                                    96.1361080688%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.8638919312%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                --

Deposit
Payments of Interest and Principal                                                                                    52,641,870.87
Liquidation Proceeds                                                                                                             --
All Other Proceeds                                                                                                               --
Other Amounts                                                                                                                    --
                                                                                                                      -------------
Total Deposits                                                                                                        52,641,870.87

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

Withdrawals
Reimbursement of Servicer Advances                                                                                               --
Payment of Master Servicer Fees                                                                                           81,540.76
Payment of Sub Servicer Fees                                                                                             188,075.85
Payment of Other Fees                                                                                                            --
Payment of Insurance Premium(s)                                                                                                  --
Payment of Personal Mortgage Insurance                                                                                           --
Other Permitted Withdrawal per the Pooling and Service
  Agreement                                                                                                                      --
Payment of Principal and Interest                                                                                     52,372,254.26
                                                                                                                      -------------
Total Withdrawals                                                                                                     52,641,870.87

Ending Balance                                                                                                                   --


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 41,256.37
Compensation for Gross PPIS from Servicing Fees                                                                           41,256.37
Other Gross PPIS Compensation                                                                                                    --
                                                                                                                          ---------
Total Net PPIS (Non-Supported PPIS)                                                                                              --


Master Servicing Fees Paid                                                                                                81,540.76
Sub Servicing Fees Paid                                                                                                  188,075.85
Insurance Premium(s) Paid                                                                                                        --
Personal Mortgage Insurance Fees Paid                                                                                            --
Other Fees Paid                                                                                                                  --
                                                                                                                         ----------
Total Fees                                                                                                               269,616.61

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              4,190,385.97          360,472.58           340,319.32         4,891,177.87
Percentage of Total Pool Balance                            1.181565%           0.101643%            0.095960%            1.379167%
Number of Loans                                                    11                   1                    1                   13
Percentage of Total Loans                                   1.230425%           0.111857%            0.111857%            1.454139%

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

Foreclosure
-----------
Scheduled Principal Balance                                                                                              907,866.93
Percentage of Total Pool Balance                                                                                          0.255992%
Number of Loans                                                                                                                   3
Percentage of Total Loans                                                                                                 0.335570%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --


Group 2
-------

Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              1,391,598.38          165,863.23                   --         1,557,461.61
Percentage of Total Pool Balance                            0.749485%           0.089330%            0.000000%            0.838815%
Number of Loans                                                     5                   2                    0                    7
Percentage of Total Loans                                   0.954198%           0.381679%            0.000000%            1.335878%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              269,549.10
Percentage of Total Pool Balance                                                                                          0.145173%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.190840%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

REO
---
Scheduled Principal Balance                                                                                              280,863.11
Percentage of Total Pool Balance                                                                                          0.151267%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.190840%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --


-----------------------------------------------------------------------------------------------------------------------------------
                                           Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                          Original                Current
----------                                                                                          --------                -------
Bankruptcy Loss                                                                                   200,000.00             200,000.00
Bankruptcy Percentage                                                                              0.025000%              0.037015%
Credit/Fraud Loss                                                                              16,000,000.00                     --
Credit/Fraud Loss Percentage                                                                       2.000000%              0.000000%
Special Hazard Loss                                                                            16,000,000.00          11,788,524.47
Special Hazard Loss Percentage                                                                     2.000000%              2.181762%

Credit Support                                                                                      Original                Current
--------------                                                                                      --------                -------
Class A                                                                                       775,999,520.27         516,855,128.17
Class A Percentage                                                                                96.999940%             95.657004%

Class M                                                                                        12,800,000.00          12,515,018.68
Class M Percentage                                                                                 1.600000%              2.316218%

Class B1                                                                                        4,400,000.00           4,302,037.67
Class B1 Percentage                                                                                0.550000%              0.796200%

Class B2                                                                                        2,400,000.00           2,346,566.00
Class B2 Percentage                                                                                0.300000%              0.434291%

Class B3                                                                                        2,000,000.00           1,955,471.67
Class B3 Percentage                                                                                0.250000%              0.361909%

Class B4                                                                                        1,200,000.00           1,173,283.00
Class B4 Percentage                                                                                0.150000%              0.217145%

Class B5                                                                                        1,200,479.73           1,173,752.76
Class B5 Percentage                                                                                0.150060%              0.217232%

   THE
 BANK OF
   NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-16

Credit Support                                                                                      Original                Current
--------------                                                                                      --------                -------